                                                        EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

RAVEN MOON ENTERTAINMENT, INC.
2005 Tree Fork Lane, Suite 101
Longwood, Florida 32750

We hereby consent to the incorporation in the Annual Report on Form 10-KSB/A to be filed with the Securities and Exchange Commission of our report dated April 16, 2008, with respect to the financial statements of RAVEN MOON ENTERTAINMENT, INC. for the year ended December 31, 2007.

Richard L. Brown & Company, P.A.

September 29, 2008	By:	/s/ Richard L. Brown
Richard L. Brown